POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Paul D. Delva and Keith M. Rodda the undersigned's true and lawful attorneys-in-fact, with full power of substitution and revocation, for the undersigned and in the undersigned's name, place and stead,

1. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer of Fairchild Semiconductor International, Inc. (the  Company), Forms ID, 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder (the Exchange Act);

2. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer of the  Company, Form 144 and all related documentation,

including seller's representation letters, in accordance with Section 4 of the Securities Act of 1933 and the rules thereunder (the Act), including, without limitation, Rules 144 and 145;

3. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute such

Forms 3, 4, 5 and 144, and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

4. take any other action of any type whatsoever in connection with the foregoing which in the opinion of such attorney-in-fact may be necessary or desirable in connection with the foregoing.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or Section 4 of the Act.

This Power of Attorney grants to the foregoing attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings in the Company's securities, and of all transactions in securities issued by the Company, or until earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on the date indicated below.

Dated 26 August 2008   /s/ Anthony Lear

     Signature

     ANTHONY LEAR

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